Exhibit 10.1

 SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement, by and between Motorola, Inc. (“Motorola” or the “Company”) and Gregory Q. Brown (the “Executive”) dated August 27, 2008, as amended on December 15, 2008 (the “Employment Agreement”), is effective as of May 28, 2010. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

1.             The first “WHEREAS” recital of the Employment Agreement hereby is amended and restated in its entirety as set forth below:

WHEREAS, Motorola has announced a plan to create two independent publicly traded companies (the “Separation Event”), one of which would own (directly or indirectly) Motorola’s Mobile Devices Business (“MDB”) and one of which would own (directly or indirectly) Motorola’s Enterprise Mobility Solutions and Network Business (“BMS”), it being understood that BMS does not include Motorola’s Home businesses (“Home”);

2.             Clause (B) of Section 3(a)(i) of the Employment Agreement hereby is amended and restated in its entirety as set forth below:

(B) (1) Motorola’s General Counsel, (2) Motorola’s Chief Financial Officer, (3) the head of Motorola’s Supply Chain, (4) the head of Motorola’s Public Affairs/Communications Department and (5) the head of Motorola’s Human Resources Department (clauses (1) through (5), the “Dual Reporting Group”) shall report directly to the OC; provided, however, that (x) employees of BMS shall have direct line reporting relationships to the Executive or his designees (including any applicable member of the Dual Reporting Group) and (y) employees of MDB and Home shall have direct line reporting relationships to Motorola’s other Co-Chief Executive Officer or his designees (including any applicable member of the Dual Reporting Group) (items (x) and (y), together, the “Reporting Rules”),

3.             Section 3(b)(iv)(F) of the Employment Agreement hereby is amended by replacing each reference therein to “$3,333,333” with “$8,333,333”.

4.             Section 3(b)(iv)(G) of the Employment Agreement hereby is amended by replacing each reference therein to “$1,666,667” with “$4,166,667”.

5.             Section 4(c)(vii) of the Employment Agreement hereby is amended and restated in its entirety as set forth below:

(vii)  the Executive is not the sole Chief Executive Officer of Motorola on and after September 1, 2011;

6.             Notwithstanding anything to the contrary contained in the Agreement, in no event shall Executive ceasing to have any title, position, authority, duties or responsibilities with respect to Home constitute Good Reason.

7.             Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement remain in full force and effect and are unmodified hereby, and, without limiting the foregoing provisions of this Amendment, all references to “this Agreement” in the Employment Agreement shall also refer to this Amendment.

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IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.

GREGORY Q. BROWN

/s/ Gregory Q. Brown

MOTOROLA, INC.

/s/ Samuel C. Scott III
Name:	Samuel Scott
Title:	Chairman, Compensation
and Leadership Committee